SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 5, 2000
                        (Date of earliest event reported)


                                MYTURN.COM, INC.

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               (Exact name of Registrant as specified in charter)


   Delaware                         000-22611                   11-3344575
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(State or other jurisdiction    (Commission File No.)          (IRS Employer
of  incorporation)                                       Identification Number)



1080 Marina Village Parkway, 3rd Floor, Alameda, California            94501
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   (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (510) 263-4800


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Item 5.             Other Events.

     On June 5, 2000, MyTurn.com, Inc. ("MyTurn.com") issued a press release announcing that it had entered into an agreement with Shanghai Industrial Investment (Group) Co., Ltd. ("SIIG"), a Shanghai-based manufacturer, to produce MyTurn.com's consumer product, the GlobalPC. MyTurn.com also announced the issuance of a $100 million line of credit by Industrial and Commercial Bank of China to SIIG to support the manufacturing process. The press release is attached hereto as Exhibit 99.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     MyTurn.com Press Release, dated June 5, 2000







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      MYTURN.COM, INC.


Dated: June 15, 2000                               By:  /s/ Paul K. Danner
                                                      -------------------------
                                                      Paul K. Danner, Secretary





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                                                                 Exhibit 99.1


MyTurn.com Announces Agreement with a Leading Shanghai-based Manufacturer to Produce New Personal Computer GlobalPC

Alameda, Calif.-- (BUSINESS WIRE) -- June 5, 2000 -


Manufacturing to be Supported by $100 Million Financing Arrangement with Industrial and Commercial Bank of China

MyTurn.com, Inc. (NASDAQ:MYTN - news), a provider of Internet-based, e-commerce computing products and services, today announced that it has entered into an agreement with Shanghai Industrial Investment (Group) Co., Ltd., (SIIG), a leading Shanghai-based manufacturer, to produce the company's breakthrough consumer product, the GlobalPC(TM).

Financing for this initiative is being provided through a $100 million line of credit issued by Industrial and Commercial Bank of China to Shanghai Industrial Investment (Group) Co., Ltd. As Myturn.com's bank in the United States, Bank of America will factor MyTurn's domestic receivables from the sale of the GlobalPC. "Bank of America is excited to have this opportunity to work with MyTurn.com and Shanghai Industrial Investment (Group) in supporting the launch of the GlobalPC
- - a terrific new product," said Rick Jones, Vice President of Factoring, Bank of America.

MyTurn.com recently announced it is bringing the GlobalPC to market this summer, a $299 priced personal computer based on the GEOS(R) operating system. The GlobalPC, which will be sold in leading mass retailers, will make an easy and affordable product along with one-stop Internet access, available to the more than 50 million American families without computers.

"We are thrilled to be working with a leading, respectable and experienced electronics manufacturer," said Mark Bradlee, Executive Vice President Worldwide Sales & Business Development, MyTurn.com. "Shanghai Industrial Investment (Group) and their subcontractors have worked with some of the largest and highest-quality consumer electronics companies in the world, including Siemens, Motorola, Acer, Philips and Pioneer, among others. We are confident that SIIG will be an excellent partner with MyTurn.com to develop our easy to use and affordable personal computing alternative aimed at the U.S. marketplace - - the GlobalPC."

"This deal has been negotiated to provide MyTurn.com with the utmost financial flexibility," Bradlee added. "The financial agreement with the Industrial and Commercial Bank of China, enables us to use our available capital to invest in critical areas of product development, branding, marketing and customer service. This is a major financial accomplishment for the company."



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"We are extremely  excited to be involved in the  development and manufacture of this new and innovative computer product," said Mr. Shen Peng Fei, Manager of Trade and Overseas Cooperation Division, Shanghai Industrial Investment (Group) Co., Ltd. "We are also grateful to the Industrial and Commercial Bank of China, which is funding this important economic development project."

About MyTurn.com

MyTurn.com is a provider of easy-to-use, inexpensive Internet-based, e-commerce computing products and services targeted at providing a complete solution to the millions of American households without computers and access to the Internet. Offering the first fully integrated PC for under $300, MyTurn.com's GlobalPC features an easy-to-use interface for the first time computer user and comes with a complete operating system, Internet browser, e-mail package and office suite of software applications (word processor, spreadsheet, database and graphics program). With the touch of a single button, consumers will be able to send and receive e-mail, file attachments and surf the Web using GlobalPC's online service, built in high-speed modem and enhanced Internet software.

MyTurn.com has headquarters in Alameda, California and also maintains offices in Jacksonville, Florida. For more information, visit www.myturn.com.

Forward Looking Statements

Certain information contained in this announcement are "forward-looking statements." MyTurn.com cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of MyTurn.com. For this purpose, any statements contained in this announcement that are not statements of historical fact may be deemed to be forward-looking statements. Factors that may affect results include, but are not limited to, the Internet and Internet related technology and products, new technology developments, developments and regulation in the telecommunications industry, the risk of loss of management
and   personnel,   the   competitive   environment   within  the   Internet  and
telecommunications industries, the ability of MyTurn.com to develop its infrastructure, the ability of MyTurn.com to comply with its obligations under the manufacturing agreement for the GlobalPC and related bank financing agreements, the ability of MyTurn.com to enter into arrangements to sell products through the retail mass market channels, the ability of MyTurn.com to raise additional capital which will be required in the next 120 days to continue to develop and sustain business at current levels and to implement MyTurn.com's business plan, the competence required and experience of management and economic conditions.



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